Exhibit 99.1

Ipsidy Announces Results for 1st Quarter Ended March 31, 2019

LONG BEACH, N.Y., May 7, 2019 — Ipsidy Inc. (www.ipsidy.com) [OTCQX:IDTY] which operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere, today announced its results for the first quarter ended March 31, 2019.

Financial Highlights for the Three Months Ended March 31, 2019

●	Total revenue for the three-month period ended March 31, 2019 increased by 41% to $0.7 million compared to $0.5 million for the three months ended March 31, 2018.
●	Net loss before taxes for the three months ended March 31, 2019 decreased by 18% to $2.2 million compared to a net loss for the three months ended March 31, 2018 of $2.7 million.
●	Basic and diluted net loss per share for the three-month period ended March 31, 2019 was $0.00 cents compared to basic and diluted net loss per share of $0.01 cents in the three-month period March 31, 2018.
●	Adjusted EBITDA loss for the three months ended March 31, 2019 improved 4% to $1.6 million compared to $1.7 million in 2018.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

“Everything starts with trusted identity. We started 2019 by enhancing our suite of mobile biometric solutions to include Proof, our new identity verification solution, and to make Proof and Verified easily accessible through the Ipsidy Identity Portal without any integration,” said Philip Beck, Chairman and CEO of Ipsidy. “Our identity platform offers mobile biometric services that work great on their own and even better together. We look forward to more customers and users and to growing our platform revenue over the year as we focus in on our active sales pipeline.”

Operational Highlights

Ipisdy continued to make progress in executing our strategy, building our team, enhancing our identity transaction platform, establishing sales channels and launching our new identity solutions across several vertical and international markets, including the following activities:

•	Continued to develop our frictionless IP Camera solution to enhance our Access™ solution by leveraging our Ayonix license and allowing for edge processing of facial biometric extraction, tracking and matching.
•	Launched VerifiedTM Portal with Safetrade’s Xpressa Payment Solutions in South Africa, to quickly identify merchant customers of its online payment gateway and to authorize account profile changes. Verified helped Xpressa enhance its security, increase productivity and improve customer service.
•	Launched ProofTM, our new identity proofing solution, available through Ipsidy’s new Identity Portal and via integration. Our partner, Datapro, has modified its e-IBS core banking solution and digital onboarding module to include Proof, which is available to Datapro’s 160 plus financial institutions with millions of account holders in 31 countries.
•	Signed agreement with REMCAP to roll out AccessTM, our out-of-the-box solution for physical access management, to their customers across the United States, including religious institutions, schools and other non-profit organizations.

•	Working with RemoteLok to produce a combined solution comprising RemoteLok’s EdgeState platform and Ipsidy’s Access™, to enable biometrically authenticated, authorized users to open door locks, with a blink and a smile.
•	Added Noftek to the Ipsidy Partner Network in order to offer Proof and Verified as part of its suite of data protection and IT security solutions in the Caribbean market.
•	Announced agreement with Mobile Solutions Peru to launch Ipsidy solutions in Peru and Chile, with the first customer, Boxer Security, adopting our Access solution and its mobile facial biometric application to verify employee location and attendance for their thousands of security personnel working at hundreds of client facilities around Peru.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2019 filed at www.sec.gov and posted on the Company’s investor relations website.

Get the Ipsidy mobile app at: App Store or GooglePlay. Visit the Ipsidy website today at https://www.ipsidy.com/developers where you can create a demo account and run test authentications using the Ipsidy mobile app.

About Ipsidy:

Ipsidy Inc. (OTCQX:IDTY) www.ipsidy.com operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere. In a world that is increasingly digital and mobile, our mission is to help our customers know with biometric certainty the identity of the people with whom they are engaging. We provide solutions to everyday problems: Who is applying for a loan? Who is accessing the computer system? Who is at the door? Identity creates trusted transactions. Ipsidy’s solutions embed authenticated identity and event details with a digital signature and participants use their own mobile device to approve everyday transactions. Our platform delivers identity solutions that work great on their own but even better together.

Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co; Cards Plus in South Africa, www.cardsplus.co.za; and Ipsidy Enterprises in the U.K. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.

Philip Beck, Chairman & CEO	philipbeck@ipsidy.com

Stuart Stoller, CFO	stuartstoller@ipsidy.com

+1 (516) 274-8700

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2018 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

IPSIDY INC AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 31, 2019	March 31, 2018

Net loss	$(2,262,739)	$(2,752,925)

Add Back:

Interest Expense	86,890	239,169
Depreciation and amortization	160,788	110,676
Other	(6,226)	-
Taxes	13,701	4,561
Stock compensation	415,379	738,212

Adjusted EBITDA (Non-GAAP)	$(1,592,207)	$(1,660,307)

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATION

(Unaudited)

	Three months ended
	March 31,
	2019	2018

Revenues:
Products and services	723,941	507,927
Lease income	16,437	17,862
Total revenues, net	740,378	525,789

Operating Expenses:
Cost of Sales	176,463	120,248
General and administrative	2,567,135	2,798,699
Research and development	4,366	5,361
Depreciation and amortization	160,788	110,676
Total operating expenses	2,908,752	3,034,984

Loss from operations	(2,168,374)	(2,509,195)

Other Income (Expense):
Interest expense	(86,890)	(239,169)
Other income	6,226	-
Other income (expense), net	(80,664)	(239,169)

(Loss) income loss before income taxes	(2,249,038)	(2,748,364)

Income Taxes	(13,701)	(4,561)

Net (loss) income	$(2,262,739)	$(2,752,925)

Net (loss) income per share - Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Shares Outstanding - Basic and Diluted	478,950,996	404,254,263

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current Assets:
Cash	$2,920,895	$4,972,331
Accounts receivable, net	677,826	130,875
Current portion of net investment in direct financing lease	60,313	58,727
Inventory	165,352	133,541
Other current assets	524,217	471,834
Total current assets	4,348,603	5,767,308

Property and equipment, net	216,780	204,000
Other Assets	2,127,999	1,566,177
Intangible Assets, net	3,169,734	3,310,184
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	544,350	560,036
Total assets	$17,143,509	$18,143,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,562,928	$1,302,226
Finance lease obligation, current portion	31,834	30,898
Notes payable, current portion	4,926	-
Deferred revenue	551,894	236,270
Total current liabilities	2,151,582	1,569,394

Long-term liabilities:
Notes payable, net of discounts and current portion	1,892,673	1,853,648
Finance lease obligation, net of current portion	76,292	84,610
Other liabilities	254,998	45,000
Total liabilities	4,375,545	3,552,652

Commitments and Contingencies

Stockholders' Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 478,950,996 shares issued and outstanding	47,895	47,895
Additional paid in capital	91,186,061	90,770,682
Accumulated deficit	(78,697,974)	(76,435,235)
Accumulated comprehensive income	231,982	207,754
Total stockholders' equity	12,767,964	14,591,096
Total liabilities and stockholders' equity	$17,143,509	$18,143,748

See notes to condensed consolidated financial statements.

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,262,739)	$(2,752,925)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	160,788	110,676
Stock-based compensation	415,379	738,212
Amortization of debt discount and debt issuance costs, net	27,441	144,065
Changes in operating assets and liabilities:
Accounts receivable	(557,737)	(514,722)
Net investment in direct financing lease	14,100	12,675
Other current assets	213,842	(169,973)
Inventory	(42,424)	(196,655)
Accounts payable and accrued expenses	(28,964)	380,899
Deferred revenue	315,624	416,301
Net cash flows from operating activities	(1,744,690)	(1,831,447)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,900)	(10,474)
Investment in other assets including work in process	(315,282)	(182,140)
Net cash flows from investing activities	(330,182)	(192,614)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on finance lease obligations	(7,381)	(6,551)
Net cash flows from financing activities	(7,381)	(6,551)

Effect of foreign currencies exchange on cash	30,817	29,153

Net change in cash	(2,051,436)	(2,001,459)
Cash, Beginning of period	4,972,331	4,413,822
Cash, End of period	$2,920,895	$2,412,363

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$3,392	$4,223
Cash paid for income taxes	$13,701	$4,561

Non-Cash Investing and Financing Activities:
Purchase of vehicle with note payable	$16,510	$-
Recognition of lease right to use assets and related liability	$514,473	$-